CO-SIGNER.COM, INC.

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Co-Signer.com, Inc.

Henderson, Nevada

We have audited the accompanying balance sheets of Co-Signer.com, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Co-Signer.com, Inc. as of December 31, 2012 and 2011, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Co-Signer.com, Inc. will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred losses from operations, has negative working capital, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

October 17, 2013

F-1

   CO-SIGNER.COM., INC.

BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current Assets:
Cash	$1,016	$14,719
Accounts receivable	—	429
Notes receivable, related party	21,000	67,781
Other receivable	597	—
Interest receivable, related party	—	626
Total Current Assets	22,613	83,555

Property and equipment, net	4,959	4,500
Intangible assets, net	29,199	1,500
Total Assets	$56,771	$89,555

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable	$69,708	$50,680
Accrued liabilities	190	33,458
Notes payable, related party	47,000	25,000
Total Current Liabilities	116,898	109,138

Total Liabilities	116,898	109,138

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value, 10,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 90,000,000 common shares authorized, 32,720,000 and 13,115,000 shares issued and outstanding, respectively	32,720	13,115
Additional paid in capital	683,688	254,185
Stock subscription receivable	—	(119,300)
Accumulated deficit	(776,535)	(167,583)
Total Stockholders’ Deficit	(60,127)	(19,583)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$56,771	$89,555

The accompanying notes are an integral part of these financial statements.

F-2

  CO-SIGNER.COM, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2012	2011

Revenue	$35,096	$2,408

Expenses:
Professional fees	56,338	37,925
Salaries and wages	109,677	60,359
Advertising and promotion	70,281	5,691
General and administrative	229,845	58,042
Total operating expenses	466,141	162,017
Loss from operations	(431,045)	(159,609)

Other income and (expense):
Interest income	—	626
Impairment of note and interest receivable	(177,907)	—
Loss on impairment	—	(8,600)
Total other income (expense)	(177,907)	(7,974)
Loss before Provision for Income Taxes	(608,952)	(167,583)

Provision for Income Taxes	—	—

Net Loss	$(608,952)	$(167,583)

Loss per share
Basic	$(0.02)	$(0.04)

Weighted average shares outstanding, basic	28,453,060	3,941,973

The accompanying notes are an integral part of these financial statements.

F-3

CO-SIGNER.COM, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Stock Stockholders’ Deficit
Balance at inception, June 1, 2011	—	—	—		—	$—
Common stock issued for cash and subscription receivable	13,115,000	13,115	249,185	(119,300)	—	143,000
Contributed capital	—	—	5,000	—	—	5,000
Net loss for the year ended December 31, 2011	—	—	—	—	(167,583)	(167,583)
Balance, December 31, 2011	13,115,000	13,115	254,185	(119,300)	(167,583)	(19,583)
Common stock issued for cash	21,705,000	21,705	412,395	—	—	434,100
Collection of subscription receivable	—	—	—	119,300	—	119,300
Repurchase and cancellation of common stock	(1,100,000)	(1,100)	(20,900)	—	—	(22,000)
Return and cancellation of common stock	(1,000,000)	(1,000)	1,000	—	—	—
Contributed capital	—	—	10,000	—	—	10,000
Forgiveness of accrued salary	—	—	27,008	—	—	27,008
Net loss for the year ended December 31, 2012	—	—	—	—	(608,952)	(608,952)
Balance, December 31, 2012	32,720,000	32,720	683,688	—	(776,535)	$(60,127)

The accompanying notes are an integral part of these financial statements.

F-4

  CO-SIGNER.COM, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Cash flows from operating activities:
Net loss for the year	$(608,952)	$(167,583)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	8,098	—
Impairment of note and interest receivable	177,907	—
Change in assets and liabilities:
(Increase) decrease in accounts receivable	429	(429)
(Increase) in interest receivable, related party	(7,281)	(626)
(Increase) other receivable	(597)	—
Increase in accounts payable	19,028	50,680
Increase (decrease) in accrued expenses	(6,260)	33,458
Net cash used in operating activities	(417,628)	(84,500)
Cash flows from investing activities
Purchase of property and equipment	(1,946)	(4,500)
Purchase of intangible assets	(34,310)	(1,500)
Issuance of note receivable, related party	(126,019)	(67,781)
Repayment of note receivable, related party	2,800	—
Net cash used in investing activities	(159,475)	(73,781)
Cash flows from financing activities:
Loans from shareholder	22,000	25,000
Contributed capital, related party	10,000	5,000
Proceeds from the sale of common stock	434,100	143,000
Collection of subscription receivable	119,300	—
Repurchase of common stock	(22,000)	—
Net cash provided by financing activities	563,400	173,000
Net increase (decrease) in cash	(13,703)	14,719
Cash at beginning of period	14,719	—
Cash at end of period	$1,016	$14,719
Supplemental Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-Cash Investing and Financing Information:
Stock issued for subscription receivable	$—	$119,300
Forgiveness of related party accrued liabilities	$27,008	$—

The accompanying notes are an integral part of these financial statements.

F-5

 CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Co-Signer.com, Inc. (“Co-Signer” or the “Company”) was incorporated on June 1, 2011 as LetUsCoSign.com, Inc. (”LetUsCoSign”), a closely held Nevada corporation for the purpose of providing real estate financial services to tenants that were required to have a cosigner for their residential lease due to a credit issue. In November 2011, the Company was sold to BlackNine Group, LLC. On December 16, 2012, BlackNine Group formed Co-Signer.com, Inc. and Co-Signer.com purchased all the assets and liabilities of LetUsCoSign from its shareholders. LetUsCoSign.com, Inc. ceased all operations officially on January 1, 2012 with all assets and liabilities transferred to Co-Signer.com, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has adopted a December 31 year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2012 and 2011.

Basic Loss per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of December 31, 2012 and 2011.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided utilizing the straight-line method over the related asset’s estimated useful life of three years.

Maintenance and repairs are charged to expense as incurred; renewals and improvements that extend the useful life of the assets are capitalized.  Upon retirement or disposal, the asset cost and the related accumulated depreciation and amortization are eliminated from the respective accounts and a resulting gain or loss, if any, is included in the results of operations.

Fair Value of Financial Instruments

For certain of the Company’s non-derivative financial instruments, including cash and cash equivalents, receivables, accounts payable, and other accrued liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments. The estimated fair value of long-term debt is based primarily on borrowing rates currently available to the Company for similar debt issues. The fair value approximates the carrying value of long-term debt.

F-6

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly;
•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets and liabilities that were measured and recognized at fair value, as of December 31, 2012 and 2011.

•                      Level 1: none

•                      Level 2: none

•                      Level 3: none

Intangible Assets

The Company classifies intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization and (3) goodwill. The Company determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors the Company considers when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the Company’s strategy for using the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized, on a straight-line basis, over their estimated useful life of three years.

Stock-Based Compensation

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation - Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services ,” for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined.

F-7

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method of accounting. Under the asset and liability method, a deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carryforwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence; it is more likely than not such benefits will be realized. The Company’s deferred tax assets were fully reserved at December 31, 2012 and 2011.

The Company accounts for its income taxes using the Income Tax topic of the FASB ASC 740, which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2012 and 2011, there have been no interest or penalties incurred on income taxes.

Revenue Recognition

Revenue from services and related costs of are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured. These terms are typically met upon the completion of the application process.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, ''Technical Corrections and Improvements" in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, "Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)" in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, "Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles -Goodwill and Other -General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity's financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued, that might have a material impact on its financial position or results of operations.

F-8

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Computer Equipment	$6,446	$4,500
Less: accumulated depreciation	(1,487)	—
Property and equipment, net	$4,959	$4,500

Depreciation expense for the years ended December 31, 2012 and 2011 was $1,487 and $0, respectively.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Website design	$34,310	$—
Domain name	1,500	1,500
Less: accumulated amortization	(6,611)	—
Intangible assets, net	$29,199	$1,500

Amortization expense for the years ended December 31, 2012 and 2011 was $6,611 and $0, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Notes Receivable

As of December 31, 2011, $2,800 was due from Land Baron Pension Investments, a company managed by the former CEO of the Company. The loan has no stated interest rate and is due on demand. The loan was repaid in full in February 2012.

On October 15, 2011, the Company executed an installment loan agreement with a related party. The loan was for $170,000 bearing interest at 8% and due within one year once fully funded. As of December 31, 2011, there was $64,981 outstanding on the loan and $626 of accrued interest. During the year ended December 31, 2012, the loan increased to $170,000 with accrued interest of $7,907 but was ultimately impaired due to the lack of collectability. The Company has recorded impairment of the note and interest receivable of $177,907.

As of December 31, 2012, $21,000 was due from a related party. The loan has no stated interest rate and is due on demand.

Notes Payable

On October 15, 2011, the Company executed a promissory note for $25,000 with Chiles Valley, LLC, a company owned by the former CEO. The loan has no stated interest rate and was due within 180 days. The promissory note was renewed on October 31, 2012 changing the note to due on demand. As of December 31, 2012, the note is still outstanding.

As of December 31, 2012, the Company owed $22,000 to its former CEO. The loan has no stated interest rate and is due on demand.

During the year ended 31, 2012, the Company wrote off $27,008 of accrued salary. The amount was booked to additional paid in capital as the salaries were assumed by a related party.

F-9

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 5 - COMMON STOCK

The Company has 10,000,000 shares of $0.001 par value preferred stock authorized and 90,000,000 shares of $0.001 par value common stock authorized.

During the year ended December 31, 2011, the Company sold 13,115,000 shares of common stock at $0.02 per share for cash proceeds of $143,000 and subscriptions receivable of $119,300. The total subscriptions receivable of $119,300 were collected during the year ended December 31, 2012.

During the year ended December 31, 2011, a former officer and shareholder contributed $5,000 to the Company to help fund operations.

During the year ended December 31, 2012, the Company sold 21,705,000 shares of common stock at $0.02 per share for total cash proceeds of $434,100.

Also during the year ended December 31, 2012, the Company purchased back and retired 1,100,000 shares of common stock at $0.02 per share for $22,000.

The Company also received $10,000 from an officer and shareholder during the year ended December 31, 2012 to help fund operations. The amount was recorded as contributed capital.

During the year ended December 31, 2012, an officer returned 1,000,000 shares to the company to be retired.

As of December 31, 2012 and 2011, the Company had 32,720,000 and 13,115,000 shares of common stock issued and outstanding. There were no shares of preferred stock issued and outstanding as of December 31, 2012 and 2011.

All shares were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption afforded by Section 4(2) of that Act.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

During the years ended December 31, 2012 and 2011, the Company rented office space on a month to month basis from its former CEO. Rent expense for the years ended December 31, 2012 and 2011 was $26,853 and $6,200, respectively.

NOTE 7 - GOING CONCERN

As of December 31, 2012, the Company has a working capital deficit of $94,285, limited revenue and an accumulated deficit of $776,535. The financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company’s management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, upon achieving profitable operations through its business activities.

F-10

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 8 – INCOME TAXES

For the year ended December 31, 2012, the Company has incurred a net loss of approximately $608,952 and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $776,535 at December 31, 2012, and will expire beginning in the year 2031.

The provision for Federal income tax consists of the following for the years ended December 31, 2012 and 2011:

	2012	2011
Federal income tax benefit attributable to:
Current operations	207,044	$56,978
Less: valuation allowance	(207,044)	(56,978)
Net provision for Federal income taxes	—	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2012 and 2011:

	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	264,022	$56,978
Valuation allowance	(264,022)	(56,978)
Net deferred tax asset	—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $776,535 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2012, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of Nevada.

NOTE 9 - SUBSEQUENT EVENTS

On August 12, 2013, the Company entered into a Merger Agreement with Co-Signer, Inc., and its wholly-owned subsidiary, Co-Signer Acquisition Corp. Under the Merger Agreement the Company merged with and into Co-Signer Acquisition Corp. In connection with the closing of this transaction, Co-Signer, Inc. acquired all of the issued and outstanding shares of the Company, which resulted in the Company becoming a wholly-owned subsidiary of Co-Signer, Inc. In exchange for all of the issued and outstanding shares of the Company’s stock, the shareholders received a total of 1,173,041 shares of the newly-designated Series A Convertible Preferred Stock, $51,440 in newly-issued 8% Secured Notes, warrants to purchase a total of 51,440 shares of common stock at a price of $0.25 per share, and 23,000,000 newly-issued shares of common stock.

F-11

CO-SIGNER.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

In February 2013, Co-Signer.com leased approximately 1,000 square feet of office space in Henderson, Nevada that houses the marketing, underwriting and executive staff of the company. The lease provides an economic advantage because comparable space is more expensive in other metropolitan areas. The lease agreement is dated February 10, 2013 and has an initial term of one (1) year, with the option to renew for up to two additional periods of 24 months each. Total annual rent is $10,800, subject to inflation adjustments upon each renewal.

Subsequent to the year ended December 31, 2012, the Company issued 446,500 shares of common stock for services. The stock was valued at $0.07, the closing price on the date of grant, for total expense of $31,225.

Subsequent to the year ended December 31, 2012, the Company issued 3,000,000 shares of common stock for total cash proceeds of $42,000.

Subsequent to the year ended December 31, 2012, the Company entered into several promissory note agreements with various parties. The total amount borrowed on these notes was $100,000.

Subsequent to December 31, 2012, the Company entered into a convertible promissory note agreement with an investor for $400,000, $50,000 of which has been received. The note was issued with a 10% original discount with a maturity date of one year from each payment.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2012 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-12